Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Form S-3 registration statements (File Nos. 333-188381, 333-208784, 333-227169 and 333-232402) and Form S-8 registration statements (File Nos. 333-184884, 333-204129 and 333-228267) of ClearSign Technologies Corporation of our report dated March 30, 2020 with respect to the audited consolidated financial statements of ClearSign Technologies Corporation and subsidiary for the years ended December 31, 2019 and 2018. Our report contains an emphasis of matter paragraph regarding the Company’s liquidity.

/s/ Gumbiner Savett Inc.

March 30, 2020

Santa Monica, California